EXHIBIT 99.1

IMPLANT SCIENCES ANNOUNCES FISCAL 2011 Q2 REVENUES OF
$3,147,000, UP 422% VS. SAME PERIOD IN FISCAL 2010

Company to Host Earnings Call on Wednesday, April 6th at 3:00 pm EST

Wilmington, MA… April 4, 2011…Implant Sciences Corporation (OTCPK:IMSC) (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for its fiscal 2011 second quarter ended December 31, 2010.  The Company’s financial condition and results of operations reported below include only continuing operations from our homeland security business, and exclude the financial condition and results of our discontinued operations.

➢
Revenues for the second quarter were $3,147,000 as compared with $603,000 for the comparable prior year period, an increase of $2,544,000 or 421.9%. The increase is due to increased deployment of our portable explosives detectors in China, Spain, Mexico and Japan for transportation security, law enforcement, aviation security, public safety, counter-IED force protection and critical infrastructure protection at nuclear power facilities.

➢
Gross margin for the second quarter was 45.2%, compared with gross margin of 20.9% for the comparable prior year period.  The increase in gross margin is a result of cost reductions in our security products due to cost efficiencies realized in the production process, including efficiencies realized by our outsourced contract manufacturer and decreased per unit manufacturing overhead.

➢
Research and development expenses were $650,000 as compared with $576,000 for the comparable prior year period, an increase of $74,000 or 12.8%. The increase in research and development is due primarily to increased contracted engineering resources engaged to assist with the development of the QS-B200 bench top explosives detector. We continue to expend funds to further the development of new products in the areas of explosives detection, as well as to prepare for certain government laboratory acceptance testing.

➢
Selling, general and administrative expenses for the second quarter were $1,304,000 as compared with $842,000 for the comparable prior year period, an increase of $462,000, or 54.9%.  The increase in selling, general and administrative expenses is due primarily to increased payroll, related fringe benefits costs and travel expense resulting from the addition of sales, marketing and administrative personnel, the Core note early termination payment discount of $201,000, partially offset by decreased loan financing fees, decreased rent and related occupancy costs and decreased bad debt expense.

➢
The loss from operations for the three months ended December 31, 2010 was ($532,000) as compared to a loss of ($908,000) for the comparable prior year period, a reduction of 41.4%.  The decrease in our operating loss was due to the increase in revenues and gross margin.

➢
The net loss for the quarter was $9,391,000 as compared with a loss of $19,109,000 for the comparable prior year period, a decrease of $9,718,000, or 50.9%.  This quarter’s net loss is primarily the result of a non-cash charge of $8,275,000 in fair value adjustment recorded on the note conversion option liability and warrant derivative liability, both of which are related to our financing with DMRJ Group LLC.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “Our second quarter was a period of dynamic change where several important objectives were met. As previously announced, we have added new distributors in Mexico, Turkey, Cyprus, Spain, the Philippines, Indonesia and Romania, in support of our objective to expand our reach and grow our sales pipeline and revenues. We are in the process of negotiating an amendment to our credit facility with DMRJ Group to extend the maturity of all of our indebtedness from March 31, 2011 to September 30, 2011. On March 30, DMRJ agreed to extend the maturity of our debt until April 7, and increased our credit line, while we continue our negotiations. Further, we are continuing the process initiated in 2010 to retain industry-experienced sales and marketing personnel to expand our worldwide and domestic presence.”

Mr. Bolduc continued, “We are delighted with the performance of our engineering staff regarding the development of products the Company will submit to the Transportation Security Administration for testing in the ensuing months. We look forward to working with TSA on finding solutions that enable the most effective products in the defense of terrorist actions.”

Additional information on the financial condition and results of operations can be found in the Company’s Quarterly Report on Form 10-Q for the three and six month periods ended December 31, 2010, filed with the Securities and Exchange Commission.

Company Conference Call

Management will host a conference call on Wednesday, April 6, 2010 at 3:00 PM Eastern time to review the Company’s fiscal 2011 second quarter financial results and operations.  Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 888-396-2384 within the U.S. or 617-847-8711 outside the U.S. and entering the passcode: 68822922.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode: 83979574.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries.  The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally.  For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by April 7, 2011; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the TSA or by other U.S. government and law enforcement agencies or commercial consumers of security products; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; our business could be harmed if our contract manufacturer is unable or unwilling to meet our volume and quality requirements; we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the delisting of our common stock by the NYSE Amex has limited our stock's liquidity and has impaired our ability to raise capital; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2010 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2010 and December 31, 2010.  The Company assumes no obligation to update the information contained in this press release.

For further information contact:
Implant Sciences Corporation
Glenn Bolduc, President and CEO
(978) 752-1700
gbolduc@implantsciences.com

Implant Sciences Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31		December 31,
	2010	2009	2010	2009
Revenues:
Security products	$3,147,000	$496,000	$4,151,000	$2,131,000
Government contracts and services	-	107,000	-	292,000
	3,147,000	603,000	4,151,000	2,423,000
Cost of revenues	1,725,000	477,000	2,361,000	1,456,000
Gross margin	1,422,000	126,000	1,790,000	967,000
Operating expenses:
Research and development	650,000	576,000	1,120,000	1,171,000
Selling, general and administrative	1,304,000	842,000	2,452,000	2,069,000
Litigation settlement	-	(384,000)	-	(384,000)
	1,954,000	1,034,000	3,572,000	2,856,000
Loss from operations	(532,000)	(908,000)	(1,782,000)	(1,889,000)
Other income (expense), net:
Interest income	2,000	14,000	14,000	32,000
Interest expense	(586,000)	(797,000)	(1,102,000)	(1,564,000)
Change in fair value of warrant derivative liability	(187,000)	(302,000)	(156,000)	(295,000)
Change in fair value of note conversion option liability	(8,088,000)	(17,116,000)	(7,012,000)	(16,740,000)
Total other expense, net	(8,859,000)	(18,201,000)	(8,256,000)	(18,567,000)
Loss from continuing operations	(9,391,000)	(19,109,000)	(10,038,000)	(20,456,000)
Preferred distribution, deemed dividends and accretion	-	-	-	(329,000)
Loss from continuing operations applicable to common shareholders	(9,391,000)	(19,109,000)	(10,038,000)	(20,785,000)
Net loss from discontinued operations	-	-	-	(20,000)
Net loss applicable to common shareholders	$(9,391,000)	$(19,109,000)	$(10,038,000)	$(20,805,000)
Net loss	$(9,391,000)	$(19,109,000)	$(10,038,000)	$(20,476,000)

Loss per share from continuing operations, basic and diluted	$(0.35)	$(1.18)	$(0.38)	$(1.30)
Loss per share from continuing operations applicable to common shareholders, basic and diluted	$(0.35)	$(1.18)	$(0.38)	$(1.32)
Loss per share from discontinued operations, basic and diluted	$-	$-	$-	$(0.00)
Loss per share applicable to common shareholders, basic and diluted	$(0.35)	$(1.18)	$(0.38)	$(1.32)
Net loss per share, basic and diluted	$(0.35)	$(1.18)	$(0.38)	$(1.30)
Weighted average shares used in computing net loss per common share, basic and diluted	26,553,282	16,157,529	26,215,809	15,790,862

Implant Sciences Corporation
Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2010	2010
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$152,000	$-
Restricted cash and investments	1,276,000	1,714,000
Accounts receivable-trade, net of allowance of $65,000 and $84,000, respectively	1,875,000	73,000
Accounts receivable, unbilled	-	29,000
Note receivable	537,000	177,000
Inventories	1,279,000	960,000
Prepaid expenses and other current assets	339,000	859,000
Total current assets	5,458,000	3,812,000
Property and equipment, net	116,000	152,000
Note receivable	-	574,000
Restricted cash and investments	312,000	312,000
Other non-current assets	106,000	107,000
Total assets	$5,992,000	$4,957,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$-	11,000
Senior secured convertible note, net	3,760,000	3,920,000
Senior secured note	1,000,000	1,000,000
Line of credit	10,994,000	8,143,000
Current maturities of long-term debt and obligations under capital lease	19,000	18,000
Note payable - related party	-	100,000
Payable to Med-Tec	54,000	55,000
Accrued expenses	2,942,000	2,668,000
Accounts payable	2,940,000	2,974,000
Deferred revenue	915,000	182,000
Note conversion option liability	17,698,000	10,686,000
Total current liabilities	40,322,000	29,757,000

Long-term liabilities:
Long-term debt and obligations under capital lease, net of current maturities	49,000	67,000
Warrant derivative liability	434,000	278,000
Total long-term liabilities	483,000	345,000
Total liabilities	40,805,000	30,102,000

Commitments and contingencies

Stockholders' deficit:
Common stock; $0.10 par value; 50,000,000 shares authorized; 27,897,160 and 24,634,740 at September 30, 2010 and June 30, 2010 shares issued and outstanding, respectively	2,790,000	2,463,000
Series F Convertible Preferred Stock, no stated value; 2,000,000 shares authorized, 1,646,063 shares outstanding (liquidation value $274,000)	274,000	274,000
Additional paid-in capital	61,566,000	61,539,000
Accumulated deficit	(99,370,000)	(89,332,000)
Deferred compensation	-	(16,000)
Treasury stock, 10,545 common shares, respectively, at cost	(73,000)	(73,000)
Total stockholders' deficit	(34,813,000)	(25,145,000)
Total liabilities and stockholders' deficit	$5,992,000	$4,957,000